Exhibit 10.6

Letter of Undertaking of the Spouse

To: the Board of Directors of OneConnect Financial Technology Co., Ltd. (hereinafter referred to as the “Proposed Listed Company”)

CC:

Shenzhen OneConnect Financial Technology Co., Ltd. (深圳壹账通金融科技有限公司) (hereinafter referred to as “Shenzhen OneConnect”)

Shenzhen Ping An Financial Technology Consulting Co., Ltd. (深圳平安金融科技咨询有限公司) (hereinafter referred to as “Ping An Financial Technology”)

Shenzhen Lanxin Enterprise Management Co., Ltd. (深圳兰炘企业管理有限公司) (hereinafter referred to as “Shenzhen Lanxin”)

Shanghai Jinningsheng Enterprise Management Limited Partnership (上海金甯晟企业管理合伙企业（有限合伙）) (hereinafter referred to as “Shanghai Jinningsheng “)

Urumqi Guangfengqi Equity Investment Limited Partnership (乌鲁木齐广丰旗股权投资有限合伙企业) (hereinafter referred to as “Guangfengqi”)

I,              , Chinese ID Card No.:              , am the lawful spouse of               .

I acknowledge that: (i)               indirectly hold the equity interest in Shenzhen OneConnect and interests attached thereto, through                           ; (ii) on                   ,                  signed the Amended and Restated Equity Voting Proxy Agreement, the Amended and Restated Exclusive Equity Purchase Option Agreement, the Amended and Restated Exclusive Asset Purchase Option Agreement, and the Amended and Restated Equity Pledge Agreement (together with any written amendment, supplement or confirmation thereto made thereafter by the parties thereto (if any), “Relevant OneConnect VIE Agreements”) with Shenzhen OneConnect Technology Service Co., Ltd., Shenzhen OneConnect, Ping An Financial Technology, Shenzhen Lanxin, Shanghai Jinningsheng, Guangfengqi and other indirect individual shareholders of Shenzhen OneConnect; and (iii) on                  ,                  signed the Letter of Undertaking of Individual Shareholder with regard to relevant VIE agreements and his/her equity interest, rights and interests in Shenzhen OneConnect (hereinafter referred to as the “Letter of Undertaking of Individual Shareholder”), which is made to the board of directors of the Proposed Listed Company.

I hereby confirm and irrevocably undertake that:

1.                  Any equity interest indirectly held by              through Shanghai Jinningsheng and Shenzhen Lanxin in Shenzhen OneConnect and all interests attached thereto (hereinafter referred to as “Relevant Equity Interest”) is the personal property of                        , but not marital property; I have no rights or interests in the aforesaid Relevant Equity Interest, nor will I claim or file a lawsuit for the aforesaid Relevant Equity Interest;

2.                  The aforesaid Relevant Equity Interest shall be disposed of in accordance with relevant VIE agreements signed by                   . I confirm that I will fully support the performance of relevant VIE agreement at any time;

3.                  I undertaking that I have not actually participated and will have no intention to participate in the operation management of Shenzhen OneConnect and other matters of Shenzhen OneConnect subject to voting;

4.                  I agree and undertake that, if I directly or indirectly obtain the Relevant Equity Interest for any reasons, I shall be bound by relevant VIE documents and comply with my obligations thereunder, and for this purpose, I shall sign a series of written documents in form and substance substantially similar to the Relevant OneConnect VIE Agreements and the Letter of Undertaking of Individual Shareholder; and

5.                  I further undertake and warrant that I shall not in any case take or commit any action, measure, or act or omission that is contrary to the purpose or intention of the Relevant OneConnect VIE Agreements, whether directly or indirectly, actively or passively.

This letter of undertaking comes into force upon execution by me and shall remain valid.

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Signature Page to the Letter of Undertaking of the Spouse

Signature:
Date:

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